Exhibit 99.1

QLT ANNOUNCES SHAREHOLDER APPROVAL OF

US$200 MILLION SPECIAL CASH DISTRIBUTION

TO SHAREHOLDERS AND ELECTION RESULTS

Appoints Sushanta Mallick, Ph.D., as VP, Research & Development

For Immediate Release	June 14, 2013

VANCOUVER, British Columbia (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) (“QLT” or the “Company”) is pleased to announce that at the annual general and special meeting (the “Meeting”) held today, QLT’s shareholders approved a special cash distribution in the amount of US$200 million, by way of a reduction of the capital of the Company’s common shares (the “Shares”). As a result, QLT’s shareholders as of June 24, 2013, the record date for the distribution (the “Record Date”), will receive a special cash distribution payment of approximately US$3.92 per Share (the “Distribution Payment”) based upon the current number of issued and outstanding Shares of the Company. The final amount of the Distribution Payment per Share will be determined based upon the number of issued and outstanding Shares on the Record Date, and will be payable on June 27, 2013. As previously announced, the Company will be able to make the Distribution Payment to shareholders without Canadian withholding taxes of up to 25% being payable, pursuant to an Advance Tax Ruling received from Canadian tax authorities.

In accordance with the applicable rules of the Toronto Stock Exchange and NASDAQ rules, “due bill” trading procedures will be applied in connection with the Distribution Payment. Pursuant to these procedures, the Shares will trade on a “due bill” basis in the period from June 20, 2013 to and including the payment date of June 27, 2013 (the “Due Bill Period”). Sellers of Shares during the Due Bill Period will not be entitled to the Distribution Payment. Holders of Shares, including purchasers of Shares, on June 27, 2013, will be entitled to receive the Distribution Payment. The Shares will commence trading on an “ex-distribution” basis on June 28, 2013, as of which date purchases of Shares will no longer have an attaching right to the Distribution Payment. The “due bills” will be redeemed once all trades with attached “due bills” entered during the Due Bill Period have settled, which will occur at the end of the business day on July 2, 2013.

The Distribution Payment to shareholders, together with the return of approximately $27 million pursuant to the Company’s normal course issuer bid completed earlier this year, will result in a total return of capital to QLT’s shareholders in less than 12 months of an aggregate of approximately $227 million.

QLT is also pleased to announce that, on a vote by ballot, all director nominees, as set out in its information circular prepared for the Meeting, were elected as directors at the Meeting.

“We are grateful to see overwhelming shareholder support for all our resolutions and for the re-election of all our directors. This outcome is clearly a referendum on your Board’s unwavering effort to always act in the best interests of its constituents,” said Mr. Jason M. Aryeh, Chairman of the Board. “Central to these efforts was the successful execution of a number of key strategic measures, including: the sale of Visudyne® to Valeant Pharmaceuticals, the sale of QLT’s punctal plug drug delivery system to Mati Therapeutics, the return of $200 million by way of an exceptionally tax-efficient capital reduction, the expeditious and dramatic streamlining of QLT’s cost structure, and a now well-positioned, high-potential program in our Synthetic Retinoid drug candidate, QLT091001. As always, your Board of Directors and QLT’s dedicated employees are appreciative of the continued support of QLT’s shareholders as we continue to work diligently to maximize shareholder value.”

QLT also announced today the appointment of Sushanta Mallick, Ph.D., as Vice President, Research and Development. Dr. Mallick, who joined QLT in October 2012, leads our clinical development team’s efforts to advance the Company’s synthetic retinoid program. Dr. Mallick brings almost 20 years of clinical and product development experience at Alcon Research, Ltd. Over the course of his employment at Alcon, Dr. Mallick held various positions of increasing responsibility, specializing in the glaucoma, retina and dry eye therapeutic areas. Dr. Mallick received his Ph.D. in Biochemistry from the University of North Texas and his MBA from the University of Texas at Dallas. “We are proud to promote Dr. Mallick after witnessing Sushanta’s enthusiastic and tireless dedication to the now scientifically and clinically-prudent development of QLT091001”, said Chairman Aryeh.

Detailed results of the vote for the election of directors are as follows:

Nominee	Votes For	%	Votes Withheld	%
Jason M. Aryeh	26,732,726	77.9	7,567,806	22.1
Vicente Anido, Jr., Ph.D	26,834,318	78.2	7,466,214	21.8
Geoffrey F. Cox, Ph.D	26,834,721	78.2	7,466,811	21.8
John W. Kozarich, Ph.D	26,834,484	78.2	7,466,048	21.8
Jeffrey A. Meckler	26,834,787	78.2	7,465,745	21.8
Stephen L. Sabba, M.D.	26,833,398	78.2	7,467,134	21.8
John C. Thomas, Jr.	26,830,421	78.2	7,470,111	21.8

Shareholders at the Meeting also approved the Amended and Restated QLT 2000 Incentive Stock Plan.

Final voting results on all matters voted on the Meeting will be filed on SEDAR at www.sedar.com and EDGAR at www.edgar.com.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning the proposed cash distribution; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the risks, uncertainties and other factors following: the effect that QLT’s announcements and actions will have on the market price of our securities; the Company’s expectations to pay the Cash Distribution to shareholders on June 27, 2013; the Company’s intentions to continue to explore opportunities to enhance shareholder value, including any resulting further return of capital and the timing and amount of any such return; our development plans, timing and results of the clinical development of our synthetic retinoid program; assumptions related to continued enrollment trends, efforts and success, and the associated costs of our synthetic retinoid program; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.